UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

Commission File Number 000-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 1, 2005, International Microcomputer Software, Inc. (the “Company”) sold 100% of the issued and outstanding capital stock of Allume, Inc. to Smith Micro Software, Inc. for $11 million cash and 397,547 unregistered shares of its common stock, having a market value (based on a ten day trading average) of $1,750,000. A portion of the purchase price, including $1,250,000 cash and shares of common stock having a market value of $750,000 are deposited in an indemnity escrow to secure certain representations and warranties included in the Stock Purchase Agreement attached hereto as Exhibit 2.2.

As part of the transaction, Smith Micro Software, Inc. has agreed to file a registration statement covering the unregistered shares which were consideration in the transaction with the Securities and Exchange Commission within 90 days of the filing of Smith Micro Software, Inc’s 8K.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement attached as Exhibit 2.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description

2.2	Stock Purchase Agreement between International Microcomputer Software, Inc., (the “Seller”) and Smith Micro Software, Inc.

99.2	Press Release issued July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

Date: July 8, 2005	By:	/s/ MARTIN WADE, III
Name: Martin Wade, III
Title : Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

2.2	Stock Purchase Agreement between International Microcomputer Software, Inc., (the “Seller”) and Smith Micro Software, Inc.

99.2	Press Release issued July 5, 2005.

** The exhibits to the Stock Purchase Agreement are not being filed herewith. The Stock Purchase Agreement filed herewith briefly describes the contents of each exhibit to the Stock Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Set forth below is a list of the omitted exhibits:
A Form of Escrow Agreement
B Form of Registration Rights Agreement
C Purchaser’s Opinion of Counsel
D SMSI Opinion of Counsel

In accordance with the procedural guidance in SEC Release Nos. 33-8216 and 34-47583, the information in this Form 8-K and the Exhibit attached hereto is being furnished under "Item 9.01. Financial Statements and Exhibits" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.